EXHIBIT 99.a5c


CHILDREN'S INSURANCE RIDER (CIR)

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

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BASE POLICY NUMBER

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DEFINITIONS

THE INSURED

The person upon whose life the base policy is issued.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Life Insurance Company at our Home Office in Minneapolis, Minnesota.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office. The form and content of the request or notice must be acceptable to us.

INSURED CHILD

A child of the insured who is at least 15 days old, and one of the following:

1.
A child named in the application for this rider who is less than 19 years old on the Rider Issue Date and for whom you give written proof of insurability we accept;

2.
A stepchild or legally adopted child who is named in a later application and is less than 19 years old on the date of that application. You must give written proof of insurability for each child which we accept;

3.
A child born on or after the Rider Issue Date and while this rider is in force;
or

4.
A child born after the date of application for this rider but before this rider is in force.

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BENEFITS

We will pay the CIR Face Amount shown on the Policy Data Page when we receive written proof that an Insured Child died while this rider was in force.


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[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440


Executed at our Home Office

John H. Flittie           President

/s/ John H. Flittie
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Susan M. Bergen           Secretary

/s/ Susan M. Bergen
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BENEFICIARY

The insured, if living, is the beneficiary. If the insured has died, the insured's spouse, if living, is the beneficiary. If both have died, the spouse of the deceased Insured Child, if living, is the beneficiary. If none of these people are living, we pay the proceeds to the estate of either the Insured Child or the Insured Child's spouse, whoever died last.

No one can change this beneficiary designation. None of the following affect this beneficiary designation:

1.
The beneficiary designation of the base policy;

2.
The beneficiary provisions of the base policy; or

3.
An assignment of the base policy.

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FACE AMOUNT CHANGE

While the base policy and this rider are in force, you may change the CIR Face Amount by notifying us in writing.

INCREASES

You may increase the CIR Face Amount for all insured children who have not reached Age 19 if:

1.
The increase is at least $500;

2.
After the increase the CIR Face Amount does not exceed $10,000;

3.
You give us written proof of the insured's insurability and written proof that each Insured Child is insurable at standard rates under our underwriting rules then in effect; and

4.
You make the increase on or before the policy anniversary on or next following the insured's 55th birthday.

An increase will go into effect on the date shown on a new Policy Data Page.

You may not make any increases while we are paying the cost of insurance for this rider due to the death or disability of the insured.

DECREASES

You may also request in writing to decrease the CIR Face Amount but you may not decrease it to less than $1,000. At least six months must elapse between decreases. Any decrease will go into effect on the first Monthly Anniversary after the day we receive your written request.

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COST OF RIDER BENEFITS

The cost of this rider's benefits is in addition to the cost for the base policy and is included in the Monthly Deduction. This cost is shown on the Policy Data Page.

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WAIVER OF COST OF RIDER BENEFITS

If the insured dies while this rider is in force, we will pay the cost of this rider's benefits until the Rider Expiry Date. We will not pay the cost of these benefits if the insured commits suicide, whether sane or insane, within two years of the Rider Issue Date.


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WAIVER OF COST OF RIDER BENEFITS (CONTINUED)

Also, we will not pay the cost of insurance for any increase in the CIR Face Amount if the insured commits suicide within two years of the effective date of that increase. In this case, we will refund the cost of insurance for the increase amount.

CONVERSION

The insurance on the life of an Insured Child may be converted to a new individual life insurance policy without proof of insurability. This insurance may only be converted while the Insured Child is alive and:

1.
While this rider is in force;

2.
Within 31 days after this rider terminates; or

3.
On or within 31 days after coverage on that Insured Child terminates.

We will pay the CIR Face Amount if an Insured Child dies within the 31 day period.

Application for conversion must be in writing. On or within 31 days after the Insured Child's 25th birthday, on ly he or she may apply for the conversion. Before this time, the insured, if living, may apply for the conversion. If the insured is not living, the Insured Child may apply for the conversion, if not too young to contract for life insurance. If the insured is not living, and the Insured Child cannot apply for the conversion, the court appointed guardian of the Insured Child may apply. If there is no court appointed guardian, the surviving natural parent of the Insured Child, if any, may apply for the conversion.

THE NEW POLICY

The new policy may only be for an amount up to the CIR Face Amount for that Insured Child, unless it is converted on one of the dates below. The new policy may be for an amount up to five times the CIR Face Amount for that Insured Child if it is converted on one of these dates:

1.
On or within 31 days after the Insured Child's 25th birthday;
or

2.
On or within 31 days after the Rider Expiry Date.

The coverage for each Insured Child under this rider may only be converted once for that Insured Child.

The date of the new policy will be the date of the conver sion. The Insured Child's coverage may be converted to a flexible premium variable life insurance policy. If not, the new policy may be on any of our plans in use at the time of the conversion that:

1.
We would normally issue;

2.
Provides for a level amount of insurance;

3.
Has level premiums that are at least equal to those of the whole life plan we offer that has the lowest level premiums; and

4.
Does not participate in our surplus.

We base the premiums for the new policy on the plan chosen and the Insured Child's age and sex on the date of the conversion.


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CONVERSION (CONTINUED)

WAIVER OF PREMIUM BENEFITS FOR THE NEW POLICY

We will include a disability waiver benefit provision in the new policy without proof of insurability if all of these are true:

1.
The premiums are payable to at least Age 85 under the new policy. If such a plan is not available, then the new policy must be on the lowest level premium plan available upon conversion of this rider. We require written proof of insurability to include this provision in a policy issued on a higher level premium plan;

2.
This provision is chosen when the new policy is applied for; and

3.
The Insured Child is not disabled at the time of the application for the new policy.

Insured Child's age and sex on the date of the conversion.

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TERMINATION

This rider's coverage of an Insured Child terminates:

1.
When this rider terminates;

2.
On the Insured Child's 25th birthday; or

3.
When the insurance on that Insured Child is converted.

This rider terminates:

1.
On the Rider Expiry Date;

2.
On the Monthly Anniversary Date on or after we receive your written request to terminate this rider. We may ask you to return the policy and this rider so that we can endorse them;

3.
If the base policy is surrendered or terminates, other than at the insured's death. However, this rider terminates if the insured commits suicide, while sane or insane, within two years after the Rider Issue Date. We will refund the cost of insurance for this rider if the insured commits suicide within the two-year period; or

4.
When the base policy is in force as paid-up life insurance.

After this rider terminates, we are not liable for its benefits. If we deduct the cost of this rider's benefits after it terminates, it is not considered a reinstatement of this rider. The deduction will be added back to the Accumulation Value of the base policy as of the date of the deduction.

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REINSTATEMENT

If this rider and the base policy lapse, you can reinstate the rider if:

1.
You reinstate the base policy;

2.
The rider was in effect until it lapsed; and

3.
This rider would not otherwise have expired during the time it lapsed.

To reinstate this rider and the base policy, you must:

1.
Give us proof of insurability for the insured and each child whom you wish to be insured on the reinstatement date; and

2.
Pay a premium large enough to keep the policy and this rider in force for at least two months.

The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.


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SUICIDE

This rider's benefits are not payable for an Insured Child if that child commits suicide, while sane or insane, within two years after he or she becomes insured under this rider. Also, if the Insured Child commits suicide within two years after an increase in the CIR Face Amount, the amount of that increase is not payable for that child.

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INCONTESTABILITY

This rider has a two-year contestable period starting on the Rider Issue Date. During this period, we may ask for information that could lead to our contesting this rider or refusing to pay its benefits. After this rider has been in force during the Insured Child's and the insured's lifetime for two years from the Rider Issue Date, we cannot claim this rider is void or refuse to pay its benefits unless this rider has lapsed.

If this rider lapses and is then reinstated, this provision will be measured from the reinstatement date with respect to statements made in the application for reinstatement.

This provision applies separately for each Insured Child.

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OTHER PROVISIONS

This rider does not increase the Accumulation Value, Cash Surrender Value, or Loan Value of the base policy. All base policy provisions apply to this rider, unless changed by the rider.


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